Exhibit 10.5

TNHC-ARANTINE GP LLC

c/o The New Home Company Inc.

85 Enterprise, Suite 450

Aliso Viejo, CA 92656

September 24, 2019

VIA OVERNIGHT DELIVERY

Arantine Hills Equity LP

c/o Tricon Capital Group

1067 Yonge Street

Toronto, Ontario M4W-2L2, Canada

Attention: Jeremy Scheetz

Re:  Arantine Hills Holdings LP – Funding of Excess Shortfall

Dear Sir/Madam:

As you know, TNHC Land Company LLC, a Delaware limited liability company (“TNHC”) and Arantine Hills Equity LP, a Delaware limited partnership (“Tricon”), are the limited partners in Arantine Hills Holdings LP, a Delaware limited partnership (“Holdings JV”), pursuant to that certain Limited Partnership Agreement by and among TNHC, Tricon, and TNHC-Arantine GP LLC, a Delaware limited liability company (the “GP”) dated as of July 31, 2014 (as amended, the “Holdings JV Agreement”).  Holdings JV was formed to acquire, own, and develop the property known as Arantine Hills in the City of Corona, California (the “Project”). Capitalized terms used but not defined herein shall have the meanings set forth in the Holdings JV Agreement.

Reference is hereby made to that certain Letter Agreement dated June 28, 2017, by and among GP, Tricon and TNHC, regarding the funding of certain amounts in excess of the TNHC Contribution Cap and the Tricon Contribution Cap (the “First Letter Agreement”).  As of the date hereof, the aggregate Capital Contributions of TNHC and Tricon under the Holdings JV Agreement have exceeded the TNHC Contribution Cap and Tricon Contribution Cap, respectively, and a proposed annual budget for 2019 has not been approved by the Executive Committee.  Notwithstanding the foregoing, the development and continued operation of the Project requires additional equity and the parties hereto desire to enter into this letter agreement to set forth their agreement regarding the funding of such amounts (in addition to the Interchange Excess Shortfall Amounts agreed to be funded in excess of such caps pursuant to the First Letter Agreement).

1.         TNHC and Tricon hereby agree that, notwithstanding anything to the contrary in the Holdings JV Agreement, if at any time the GP reasonably determines that the Partnership requires additional cash funds in order to pay for Partnership Costs and Expenses which are then due and payable or due and payable within the next 60 days, and the Executive Committee has approved the funding of such amounts in writing (which may be by the approval of an interim operating plan that expressly provides for the funding of such amounts), then (i) TNHC shall be obligated to fund any such amounts up to $2,750,000 (in excess of the Interchange Excess Shortfall Amounts agreed to be funded pursuant to the First Letter Agreement) and (ii) Tricon shall be obligated to fund any such amounts up to $52,250,000 (in excess of the Interchange Excess Shortfall Amounts agreed to be funded pursuant to the First Letter Agreement) (individually or collectively, as applicable, the “2019 Excess Shortfall Amounts”).  Subject to the last two sentences of Section 4.2(a)(x) of the Holdings JV Agreement, the GP shall deliver one or more Contribution Notices requesting the funding of all or any portion of the 2019 Excess Shortfall Amounts in accordance with the terms hereof and Section 4.2(e) of the Holdings JV Agreement.

2.         Any and all amounts funded as 2019 Excess Shortfall Amounts shall, for the purpose of distributions of Available Cash under Section 6.1 of the Holdings JV Agreement, be treated as if the 2019 Excess Shortfall Amounts funded by the Partners were amounts funded as Excess Shortfall Amounts under Section 4.2(a)(x) of the Holdings JV Agreement.

3.         In the event that either TNHC or Tricon fails to fund any 2019 Excess Shortfall Amounts, the provisions of Section 4.3 of the Holdings JV Agreement shall apply as if such 2019 Excess Shortfall Amounts were Mandatory Additional Capital Contributions, including without limitation, to the extent applicable, the treatment of any such failure to fund as a Monetary Default for purposes of determining whether a Material Monetary Default has occurred with respect to any Partner; it being acknowledged and agreed that, as provided in Section 4.3(f) of the Holdings JV Agreement, the remedies available to a Non-Defaulting Partner pursuant to Section 4.3, Article XI, and Article XII of the Holdings JV Agreement are the sole and exclusive remedies available to a Partner that does not fund any portion of the 2019 Excess Shortfall Amounts such Partner is obligated to fund pursuant to this letter agreement.

The parties hereto acknowledge and agree that PSPIB U.S. Realty Inc., a Delaware corporation, and the holder of an indirect interest in Tricon, is an intended beneficiary of this letter agreement and shall have the right to enforce the terms hereof.

Except as set forth in this letter agreement, the Holdings JV Agreement shall not be modified and is hereby ratified and confirmed in all respects.

This letter agreement shall be governed by the laws of the State of Delaware. The parties hereto do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto and lawful assigns.  This letter agreement may be executed in one or more counterparts and transmitted electronically, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.  To the maximum extent permitted by applicable law, a “pdf” or other electronic transmittal of a signature page hereto (or the entire letter agreement) shall have the same force and effect as a duly executed original of this letter agreement.

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IN WITNESS WHEREOF, the parties have executed this letter agreement as of the date set forth above.

GP:		TNHC-ARANTINE GP LLC,
a Delaware limited liability company

By: /s/ A.J. Jarvis
Name: A.J. Jarvis
Title: President

By: /s/ Miek Harbur
Name: Miek Harbur
Title: SVP, General Counsel & Secretary

TRICON:		ARANTINE HILLS EQUITY LP,
a Delaware limited liability partnership

	By:	Arantine Hills Equity GP LLC, a Delaware limited liability company, its General Partner

By: /s/ Julie Burdick
Name: Julie Burdick
Title: Vice President

TNHC:		TNHC LAND COMPANY LLC, a Delaware limited liability company

By: /s/ A.J. Jarvis
Name: A.J. Jarvis
Title: President

By: /s/ Miek Harbur
Name: Miek Harbur
Title: SVP, General Counsel & Secretary

cc:	Goulston & Storrs PC
400 Atlantic Avenue
Boston, MA 02110-3333
Attn: Zev D. Gewurz

Dzida, Carey & Steinman
3 Park Plaza, Suite 750
Irvine, California 92614
Attn: Steven J. Dzida

[Signature Page to Arantine Hills Holdings LP Letter Agreement - 2019]